Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-203388 on Form S-3, Registration Statement No. 333-211419 on Form S-8 pertaining to the Restricted Stock and Incentive Plan, Registration Statement No. 333-204268 pertaining to the Amended and Restated Stock Option Plan, Registration Statement No. 333-204266 pertaining to the Director Stock Plan, Registration Statement No. 333-32173 on Form S-8 pertaining to the Bank of the Ozarks, Inc. Stock Option Plan, Registration Statement No. 333-74577 on Form S-8 pertaining to the Bank of the Ozarks, Inc. 401K Retirement Savings Plan, Registration Statement No. 333-32175 on Form S-8 pertaining to the Bank of the Ozarks, Inc. Non-employee Director Stock Option Plan, Registration Statement No. 333-68596 on Form S-8 pertaining to the Bank of the Ozarks, Inc. Stock Option Plan, Registration Statement No. 333-183909 on Form S-8 pertaining to the Bank of the Ozarks, Inc. Stock Option Plan, Registration Statement No. 333-183910 on Form S-8 pertaining to the Bank of the Ozarks, Inc. 2009 Restricted Stock Plan, Registration Statement No. 333-194720 on Form S-8 pertaining to the Bank of the Ozarks, Inc. 401(k) Retirement Savings Plan, and Registration Statement No. 333-194721 on Form S-8 pertaining to the Bank of the Ozarks, Inc. 2009 Restricted Stock Plan of our reports dated February 19, 2016 with respect to the 2015 and 2014 Consolidated Financial Statements of Bank of the Ozarks, Inc., which report appears in this Annual Report on Form 10-K for Bank of the Ozarks, Inc. for the year ended December 31, 2015.

/s/ Crowe Horwath LLP

Atlanta, Georgia

March 1, 2017